Exhibit 99.1

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Financial Statements

(Unaudited)

Set forth below are the unaudited pro forma consolidated and combined statement of income for the year ended December 31, 2014 and the consolidated and combined balance sheet as of December 31, 2014 (together with the notes to the unaudited pro forma consolidated and combined financial statements, the “pro forma financial statements”), of Landmark Infrastructure Partners LP (together with its combined entities, the “Partnership,” “we,” “our” or “us”). The pro forma financial statements have been prepared based on certain pro forma adjustments to the consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. The pro forma financial statements should be read in conjunction with such historical consolidated and combined financial statements, including the related financial statement notes.

On March 4, 2015, Landmark Infrastructure Operating Company LLC (“OpCo”), a wholly owned subsidiary of the Partnership, completed its acquisition of 81 tenant sites and related real property interests, consisting of 41 wireless communication, 39 outdoor advertising and 1  renewable power sites (the “Assets”), from Landmark Infrastructure Holding Company LLC (“HoldCo”), a wholly owned subsidiary of Landmark Dividend LLC (“Landmark”), in exchange for cash consideration of $25,205,000 (the “Transaction”). The portfolio of tenant sites has a 100% occupancy rate and an average remaining real property interest and lease term of approximately 87 years and 14 years (including remaining renewal options), respectively. The purchase price was funded with borrowings under the Partnership’s existing credit facility. The pro forma financial statements have been prepared as if the Transaction had taken place as of December 31, 2014, in the case of the pro forma consolidated and combined balance sheet, and as of January 1, 2014, in the case of the pro forma consolidated and combined statement of income for the year ended December 31, 2014. Our pro forma financial statements are presented for illustrative purposes only and do not purport to (1) represent our financial position that would have actually occurred had the Transaction occurred on December 31, 2014, (2) represent the results of our operations that would have actually occurred had the Transaction occurred on January 1, 2014 and (3) project our financial position or results of operations as of any future date or for any future period, as applicable.

The assets and liabilities acquired are recorded at the historical cost of Landmark, as the Transaction is considered to be a reorganization of entities under common control. The preliminary allocation to the assets acquired and liabilities assumed related to the 81 tenant sites and related real property interests incorporated into the unaudited pro forma consolidated and combined financial statements are based on preliminary estimates and information currently available. The pro forma adjustments are based on currently available information, certain estimates and assumptions; actual adjustments may differ from the pro forma adjustments. However, we believe the assumptions are reasonable for presenting the significant effects of the Transaction and that the pro forma adjustments give appropriate effect to those assumptions are factually supportable and are properly applied in the unaudited pro forma consolidated and combined financial statements.

Substantially all tenant sites and real property interests acquired by the Partnership in connection with the Transaction are occupied by single tenants subject to net lease agreements that are effectively triple net leases whereby the tenant is responsible for all expenses associated with the property, and no single asset included in the Transaction represented 10% or more of its total assets as reflected on its latest balance sheet filed with the Securities and Exchange Commission (the “SEC”) prior to the Transaction. For those assets leased to single tenants that are subject to lease agreements that are effectively triple net leases, the Partnership believes that financial information about the tenants, or the parent company of which the tenant is a wholly owned subsidiary, is more relevant to investors than financial statements of the acquired tenant site. These tenants, or their parent companies, are public companies that provide publicly available financial statements in reports filed with the SEC at http://www.sec.gov. The information in the table below sets forth the portion of the Transaction purchase price attributable to assets with tenants listed below and is provided to conform to Regulation S-X, Rule 3-14 aggregation rules:

Tenant	Purchase Price	Public Entity
AT&T Mobility	$4,390,754	AT&T Inc.
T‑Mobile	3,125,227	T-Mobile US, Inc.
Verizon	2,155,835	Verizon Communications Inc.
Outfront Media	3,842,100	OUTFRONT Media Inc.
Crown Castle	1,951,835	Crown Castle International Inc.
Sprint	1,264,000	Sprint Corporation

The Partnership’s unaudited pro forma consolidated and combined financial statements were prepared in accordance with Article 11 of Regulation S‑X, using the assumptions set forth in the notes to the unaudited pro forma consolidated and combined financial statements. The Partnership’s unaudited pro forma consolidated and combined financial statements also do not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction described above.

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Balance Sheet

As of December 31, 2014

(Unaudited)

				Landmark
	Landmark			Infrastructure
	Infrastructure	Pro Forma		Partners LP
	Partners LP	Adjustments		Pro Forma
Assets	A
Land	$1,895,117	$3,193,639	B	$5,088,756
Real property interests, net	167,178,531	17,778,996	B	184,957,527
Land and net real property interests	169,073,648	20,972,635		190,046,283
Investments in receivables, net	8,665,274	—		8,665,274
Cash and cash equivalents	311,108	(311,108)	C	—
Rent receivables, net	80,711	—		80,711
Due from Landmark and affiliates	659,722	—		659,722
Deferred loan cost, net	2,838,879	—		2,838,879
Deferred rent receivable	279,324	—		279,324
Other intangible assets, net	3,783,653	624,641	B	4,408,294
Other assets	399,222	—		399,222
Total assets	$186,091,541	$21,286,168		$207,377,709
Liabilities and equity
Revolving credit facility	$74,000,000	$24,893,892	C	$98,893,892
Accounts payable and accrued liabilities	141,508	734,004	E	875,512
Other intangible liabilities, net	5,685,590	858,024	B	6,543,614
Prepaid rent	1,532,372	—		1,532,372
Derivative liabilities	289,808	—		289,808
Total liabilities	81,649,278	26,485,920		108,135,198

Equity	104,442,263	(5,199,752)	D, E	99,242,511
Total liabilities and equity	$186,091,541	$21,286,168		$207,377,709

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Statement of Income

For the Year Ended December 31, 2014

(Unaudited)

				Landmark
	Landmark			Infrastructure
	Infrastructure	Pro Forma		Partners LP
	Partners LP	Adjustments		Pro Forma
Revenue	AA
Rental revenue	$13,489,430	$1,525,641	BB	$15,015,071
Interest income on receivables	709,030	—		709,030
Total revenue	14,198,460	1,525,641		15,724,101
Expenses
Management fees to affiliate	362,495	—		362,495
Property operating	24,720	—		24,720
General and administrative	816,798	—		816,798
Acquisition-related	37,883	76,178	EE	114,061
Amortization	3,497,552	269,311	CC	3,766,863
Impairments	258,834	—		258,834
Total expenses	4,998,282	345,489		5,343,771
Other income and expenses
Interest expense	(4,984,054)	(661,060)	DD	(5,645,114)
Loss on early extinguishment of debt	(2,905,259)	—		(2,905,259)
Realized loss on derivatives	(213,181)	—		(213,181)
Unrealized gain (loss) on derivatives	(552,268)	—		(552,268)
Total other income and expenses	(8,654,762)	(661,060)		(9,315,822)
Net income	$545,416	$519,092		$1,064,508
Less: Net income attributable to Predecessor	3,243,764	—		3,243,764
Net (loss) income attributable to partners	$(2,698,348)	$519,092		$(2,179,256)
Net loss per limited partners unit
Common units – basic and diluted	$(0.34)			$(0.27)
Subordinated units – basic and diluted	$(0.34)			$(0.27)
Weighted-average limited partner units outstanding
Common units – basic and diluted	4,702,665			4,702,665
Subordinated units – basic and diluted	3,135,109			3,135,109

Landmark Infrastructure Partners LP

Notes to Pro Forma Combined Financial Statements

(Unaudited)

The unaudited pro forma consolidated and combined financial statements present the impact of the Transaction on our financial position and results of operations. The pro forma adjustments have been prepared as if the Transaction had taken place as of December 31, 2014, in the case of the pro forma consolidated and combined balance sheet, and as of January 1, 2014, in the case of the pro forma consolidated and combined statement of income for the year ended December 31, 2014.

The adjustments to the pro forma consolidated and combined balance sheet as of December 31, 2014 are as follows:

(A)

Reflects the historical consolidated and combined balance sheet of Landmark Infrastructure Partners LP as of December 31, 2014 as filed with the SEC on its Form 10-K for the year ended December 31, 2014.

(B)

On March 4, 2015, OpCo, a wholly owned subsidiary of the Partnership, completed its acquisition of 81 tenant sites and related real property interests, substantially all of which were subject to lease agreements that are effectively triple net leases, from HoldCo, a wholly owned subsidiary of Landmark. The assets and liabilities acquired are recorded at Landmark’s historical cost, as the Transaction is considered to be a reorganization of entities under common control. The following is the preliminary allocation of the historical cost of tenant sites and related real property interests acquired by Landmark as of December 31, 2014:

Historical Basis
Land	$3,193,639
Real property interests, net	17,778,996

Acquired above market leases	85,910
Value of in-place leases	538,731
Other intangible assets, net	624,641

Acquired below market leases	(858,024)
$20,739,252

(C)	The transaction was funded through $24,000,000 of borrowings under our existing credit facility and $1,205,000 through available cash as of March 4, 2015.

(D)

The assets and liabilities acquired are recorded at Landmark’s historical cost, as the Transaction is considered to be a reorganization of entities under common control, and the difference between the historical basis of the assets and liabilities, as allocated above in footnote (B), and the purchase price paid by the Partnership is allocated to the General Partner.

(E)

The Partnership incurred $250,000 in nonrecurring legal and financial advisor fees related to the Transaction. Additionally, HoldCo incurred one-time acquisition-related fees for each individual tenant site acquired by HoldCo, which totaled $484,004 for 81 tenant sites, prior to the pool of real property interest being sold to the Partnership.

The adjustments to the pro forma consolidated and combined statement of income for the year ended December 31, 2014 are shown as if the Transaction occurred on January 1, 2014 are as follows:

(AA)

Reflects the historical consolidated and combined statement of income of Landmark Infrastructure Partners LP for the year ended December 31, 2014 as filed with the SEC on its Form 10-K for the year ended December 31, 2014.

(BB)

Reflects the estimated rental revenue for 81 leased tenant sites based on the contractual lease terms recognized on a straight-line basis, for tenants under lease arrangements with minimum fixed and determinable increases over the non‑cancellable term of the related leases (when collectability is reasonably assured), as if the Transaction occurred on January 1, 2014, as well as amortization of above‑market and below‑market leases based on the preliminary allocation of the historical cost of tenant sites acquired.

(CC)	Reflects the amortization of real property interests and in-place lease intangibles based on the preliminary allocation of the historical cost of tenant sites and related property interests acquired.
(DD)

Reflects the interest expense associated with the borrowings under the Partnership’s existing credit facility to fund the Transaction at an effective rate of 2.41% for the year ended December 31, 2014. Interest expense was determined based on the terms under our revolving credit facility which bears interest at one month LIBOR plus 2.50% and is net of the non-use fee of 25 basis points.

(EE)

As the Transaction is considered to be a reorganization of entities under common control an adjustment is made to reflect the acquisition-related fees for each individual tenant site incurred by HoldCo during the year ended December 31, 2014.

Pro Forma Net Income Per Limited Partner Unit

Net income per unit applicable to common units and to subordinated units is computed by dividing the respective limited partners’ interest in net income subsequent to the IPO, by the weighted-average number of common units and subordinated units, respectively, outstanding for the period. Because we have more than one class of participating securities, we use the two-class method when calculating the net income per unit applicable to limited partners. The classes of participating securities include common units, subordinated units, and incentive distribution rights. Under the two-class method, cash distributions declared less than (greater than) net income are allocated to the limited partners based on their respective ownership interest. Cash distributions made to our unitholders are determined according to the actual distributions declared, and no cash distributions were declared on the incentive distribution rights during the period. Basic and diluted net income per unit are the same because we do not have any potentially dilutive units outstanding for the period presented.

The pro forma basic and diluted net income per limited partner unit is determined by dividing the limited partners' interests in pro forma net income subsequent to the IPO by the number of average common and subordinated units outstanding for the period subsequent to the IPO.